News Release

Date:	January 23, 2024
Contact:	828.365.7084
C. Hunter Westbrook
President and Chief Executive Officer
HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. Announces Retirement of its Chief
Credit Officer and Appointment of Successor
Asheville, N.C., January 23, 2024 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company of HomeTrust Bank (“Bank” or “HTB”), today announced that Keith J. Houghton, Executive Vice President and Chief Credit Officer, will be retiring from his position effective June 30, 2024. As part of the Bank’s strategic succession plan, Kevin Nunley, Senior Vice President and Director of Commercial Credit, will assume the role and responsibilities of Chief Credit Officer upon Mr. Houghton’s retirement.
Over the past decade, Mr. Houghton has been a key leader in HTB’s transformation into a regional community bank. During his tenure, the Bank has witnessed significant growth and success in its credit management strategies. His contributions have been instrumental in maintaining a robust and balanced credit portfolio, ensuring financial stability throughout a variety of economic environments, including the pandemic.
Mr. Nunley joined HTB in September 2020 and has twenty years of large regional bank experience which includes senior credit officer, portfolio management and relationship manager responsibilities. Since joining HTB, Mr. Nunley has showcased his expertise in credit risk management, financial analysis, and strategic decision-making.
“On behalf of the entire HTB team, we are sad to lose Keith’s talent and appreciate the strong foundation he has built. We wish him well in this new chapter of his life. I am confident that Kevin will continue the precedent set by Keith in the Bank’s successful navigation of complex credit landscapes and that he will safeguard the financial integrity of HTB while continuing to foster positive client relationships,” said C. Hunter Westbrook, President & Chief Executive Officer. “I’ve enjoyed working with Kevin, and I know his seasoned financial background, sound judgment and strategic decision-making skills will be essential in continuing the balanced risk-reward equation for HTB that will sustain the financial health and growth of our Bank.”
Mr. Nunley’s two decades of experience in financial services includes various credit roles at First Tennessee Bank, First Horizon Bank, Wachovia, and as a financial analyst at Bayer. He is a graduate of the University of Tennessee with a Bachelor’s degree in Business Administration. He also earned a Master of Business Administration (MBA) from Wake Forest University Babcock Graduate School of Business.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of September 30, 2023, the Company had assets of $4.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (including the Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions, and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to the impact of bank failures or adverse developments involving other banks and related negative press about the banking industry in general on investor and depositor sentiment; the remaining effect of the COVID-19 pandemic on general economic and financial market conditions and on public health, both nationally and in the Company's market areas; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities, including the Company's recent merger with Quantum Capital Corp., might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; goodwill impairment charges might be incurred; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-, which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents they file the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com